Exhibit 99.11
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (this “Agreement”) dated as of December 27, 2018 is between Cactus Holding Company II, LLC, an Alaska limited liability company (“Seller”), and Knight-Swift Transportation Holdings Inc., a Delaware corporation (“Buyer”) (Buyer and Seller may each be referred to as a “Party” and both together as “Parties”).
1. Subject to the terms and conditions hereof, Buyer agrees to purchase from Seller, and Seller hereby agrees to sell to Buyer, One Million One Hundred Seventy-Three Thousand Six Hundred Eighty (1,173,680) shares of Class A Common Stock, par value $0.01 per share, of Buyer (the “Purchased Shares”), for an aggregate purchase price of Twenty-Nine Million Three Hundred Eighteen Thousand Five Hundred Twenty-Six  and 40/100 Dollars ($29,318,526.40) (the “Purchase Price”).
2. Buyer shall pay the Purchase Price to Seller on or before December 27, 2018, by wiring the amounts set forth on Exhibit A hereto to the respective accounts set forth on Exhibit A hereto for the benefit of the banks listed on Exhibit A (the “Banks”).  Seller shall deliver to each Bank, prior to Buyer’s payment of the Purchase Price, its irrevocable instruction, in a form satisfactory to each Bank, to transfer the Purchased Shares from it control account to Buyer’s Account, as defined below, upon that Bank’s receipt of its portion of the Purchase Price,  and Buyer’s obligation to pay the  Purchase  Price by the date stated above shall be conditioned on each Bank’s receipt and acknowledgement of Buyer’s irrevocable  instructions to that effect. Upon each Bank’s receipt of its portion of the Purchase Price, Seller shall take any and all action necessary to assure that Seller and each Bank  transfers, or causes to be transferred, the Purchased Shares to Buyer at the following Buyer account (“Buyer’s Account”):

DTC Participant Name: Merrill Lynch Pierce Fenner and Smith
DTC Participant #: 5198
Account #: XXX-XXXXX
Account Name: Knight-Swift Transportation Holdings Inc.

Seller acknowledges that Buyer’s payment of each of the Bank is payment of the Purchase Price to Seller. Seller intends that each Banks accept this Agreement, in addition to any other instructions Seller may give, as an irrevocable direction from Seller to each Bank to transfer the Purchased Shares to Buyer’s Account, without any further direction of Seller, and each of the Banks listed on Exhibit A may rely on a copy of this Agreement, without further inquiry of Seller.  If any Bank requires a signature guaranty for Seller, Buyer may pay off the Bank’s lien and deliver the balance due Seller for that portion of the Purchased Shares upon delivery of the signature guaranty and that portion of the Purchased Shares.

3. Seller represents and warrants to Buyer, that other than the lien on the Purchased Shares held by the Banks, the Purchased Shares are not subject to any other liens or adverse claims, and may be transferred to Purchaser, free and clear of any other liens or encumbrances.  The representations and warranties of this paragraph 3 shall survive the closing.
4. This agreement will be governed by the laws of the State of Delaware, without reference to choice of law doctrine.  The Parties irrevocably submit to the exclusive jurisdiction of the federal and state courts located in Maricopa County, Arizona in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Securities Purchase Agreement to be duly executed as of the day and year written below.
SELLER:

CACTUS HOLDING COMPANY II, LLC
By: Jerry And Vickie Moyes Family Trust, its Manager

	By:	/s/ Jerry C. Moyes
Name: Jerry C. Moyes
Title: Co-Trustee of the Manager

BUYER:

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

By:	/s/ Gary Knight
Name:	Gary Knight
Title:	Vice Chairman

[Signature page to Securities Purchase Agreement]

EXHIBIT A

Amount: $11,559,939.96

Account:

Bank/Institution Name: First Western Bank
ABA Routing Number: XXXXXXXXX
Account Number: XXXXXX
Account Name: Loan Support
Reference: Cactus Holding Company II Loan Number 43013797-00001

Amount: $5,017,693.61

Account:

Bank/Institution Name: MidFirst Bank
ABA Routing Number: XXXXXXXXX
Account Number: XXXXXXX-XXX
Account Name: Cactus Holding Company II, LLC
Reference: Cactus Holding Company II Loan Number 5835-00100

Amount: $5,657,207.62

Account:

Bank/Institution Name: Sunflower Bank
ABA Routing Number: XXXXXXXXX
Account Number: XXXXXXXXXX
Account Name: Cactus Holding Company II, LLC
Reference: Cactus Holding Company II Loan Number X5078

Amount: $7,083,685.21

Account:

Bank/Institution Name: Arizona Business Bank
ABA Routing Number: XXXXXXXXX
Account Number: XXXXXXX
Account Name: Cactus Holding Company II, LLC
Reference: Share Purchase

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